UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 2, 2013

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

An unauthorized and inaccurate current report on Form 8K was filed with the Securities Exchange Commission on January 2, 2012 (the “Form 8-K”) in retaliation against the Board of Directors of ZAP, a California corporation ("ZAP") by its former Chairman and disgruntled former employee. This amendment, authorized by the Board of Directors of ZAP corrects the disclosures set forth on the Form 8-K and amends the Form 8-K.

ZAP,
a California corporation

ITEM 8.01	OTHER EVENTS

The disclosures set forth in the Form 8-K amended by this filing were inaccurate and unauthorized.  The filing was a retaliatory attempt to invalidate the actions of the Board of Directors of ZAP taken at its December 31, 2012 meeting and reported in ZAP's current report on Form 8-K filed December 31, 2012, by former Chairman Priscilla M. Lu and former Controller Michael Ringstad.

The December 31, 2012 meeting of the Board of Directors of ZAP was properly noticed and convened in accordance with the bylaws of ZAP.  A quorum was present and all actions taken at the meeting were approved by at least a majority of the directors, in accordance with applicable law. The minutes of the December 31, 2012 meeting are available for inspection at ZAP's corporate headquarters.

During the December 31, 2012 meeting, effective immediately, Ms. Lu was removed from her position as Chairman and Mr. Ringstad was terminated.  Ms. Lu no longer has authority to act alone or sign documents on behalf of ZAP and Ms. Lu contacted various members of the Board upon receipt of notice of these actions of the Board. Mr. Ringstad was escorted from ZAP's offices on December 31, 2012 and was fully cognizant that he had no authority to act on behalf of ZAP.

The disclosures set forth in the Form 8-K signed by Ms. Lu and filed by Mr. Ringstad are inaccurate and are amended entirely by this Form 8-K/A.

ZAP intends to take immediate action to ensure Ms. Lu and Mr. Ringstad take no further action to misled ZAP's shareholders and the public.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP, a California corporation

Date: January 2, 2013	By:	/s/ Alex Wang
Name: Alex Wang
Title: Chief Executive Officer